As filed with the Securities and Exchange Commission on July 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONAGRA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0248710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 W. Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carey L. Bartell

Executive Vice President, General Counsel and Corporate Secretary

Conagra Brands, Inc.

222 W. Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jodi A. Simala

Mayer Brown LLP

71 S. Wacker Drive

Chicago, Illinois 60606

Phone: (312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Conagra Brands, Inc.

Common Stock

Preferred Stock

Debt Securities

We may from time to time offer and sell, in one or more offerings, common stock, preferred stock, debt securities, or any combination of these securities. This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, and any other offering materials carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “CAG.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, or where we have made an application for listing, in the applicable prospectus supplement.

See “Risk Factors” on page 5 of this prospectus to read about specific factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. Under this shelf registration process, we may at any time and from time to time sell the securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus provides you with general information about us and the securities we may offer. Each time we sell such securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

This prospectus also contains summaries of certain provisions contained in some of the documents described herein. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in the applicable prospectus supplement or contained in any free writing prospectus related to an offering of securities that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “Conagra,” “Conagra Brands,” the “Company” or other similar terms mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC reports and other information are also available on our website at www.conagrabrands.com. The information contained on or accessible through the SEC’s website or our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference information in this prospectus, which means:

●	incorporated documents are considered part of this prospectus;
●	we can disclose important information to you by referring you to those documents; and
●	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended May 26, 2024, filed with the SEC on July 11, 2024;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 28, 2023, from our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2023; and
●	the description of our common stock contained in our registration statement on Form 8-A, as amended, filed with the SEC on July 12, 1996, as updated by the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended May 28, 2023, including any amendments or reports subsequently filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the completion of the offering of securities described in this prospectus. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner of our securities to whom this prospectus is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these documents, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

Conagra Brands, Inc.

222 W. Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

Attention: Corporate Secretary

(312) 549-5000

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding our expected future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek” or comparable terms. Readers of this prospectus should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. In addition to the risk factors referred to or described in this prospectus under “Risk Factors,” as well as in documents incorporated by reference in this prospectus, these risks, uncertainties, and factors include, among other things:

●	risks related to our ability to respond to changing consumer preferences and the success of our innovation and marketing investments;
●	risks associated with actions by our customers, including changes in distribution and purchasing terms;
●	risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities;
●	disruptions or inefficiencies in our supply chain and/or operations;
●	risks related to the ultimate impact of, including reputational harm caused by, any product recalls and product liability or labeling litigation, including litigation related to lead-based paint and pigment and cooking spray;
●	risks related to the seasonality of our business;
●	risks associated with our co-manufacturing arrangements and other third-party service provider dependencies;
●	risks associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations including to address climate change or implement changes to taxes and tariffs;
●	risks related to the Company’s ability to execute on its strategies or achieve expectations related to environmental, social, and governance matters, including as a result of evolving legal, regulatory, and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon pricing or carbon taxes;
●	risks related to a material failure in or breach of our or our vendors' information technology systems and other cybersecurity incidents;
●	risks related to our ability to identify, attract, hire, train, retain and develop qualified personnel;
●	risk of increased pension, labor or people-related expenses;
●	risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges;
●	risk relating to our ability to protect our intellectual property rights;
●	risks relating to acquisition, divestiture, joint venture or investment activities;
●	the amount and timing of future dividends, which remain subject to approval by our board of directors and depend on market and other conditions;

●	the amount and timing of future stock repurchases; and
●	other risks described in our reports filed from time to time with the SEC.

We caution readers not to place undue reliance on any forward-looking statements included in this prospectus and in the documents incorporated by reference, which speak only as of the date of the document in which the forward-looking statement is made. We undertake no responsibility to update these statements, except as required by law.

THE COMPANY

Conagra Brands, Inc., a Delaware corporation (the “Company”, “Conagra Brands”, “we”, “us” or “our”), headquartered in Chicago, is one of North America’s leading branded food companies. We combine a 100-year history of making quality food with agility and a relentless focus on collaboration and innovation. The company’s portfolio is continuously evolving to satisfy consumers’ ever-changing food preferences. Conagra’s brands include Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender's®, Reddi-wip®, Slim Jim®, Angie's® BOOMCHICKAPOP®, and many more.

Our Grocery & Snacks reporting segment principally includes branded, shelf-stable food products sold in various retail channels in the United States.

Our Refrigerated & Frozen reporting segment principally includes branded, temperature-controlled food products sold in various retail channels in the United States.

Our International reporting segment principally includes branded food products, in various temperature states, sold in various retail and foodservice channels outside of the United States.

Our Foodservice reporting segment includes branded and customized food products, including meals, entrees, sauces, and a variety of custom-manufactured culinary products that are packaged for sale to restaurants and other foodservice establishments primarily in the United States.

Corporate Information

We were initially incorporated as a Nebraska corporation in 1919 and reincorporated as a Delaware corporation in 1976. Our principal executive offices are located at 222 W. Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654, and our main telephone number is (312) 549-5000. Our website is www.conagrabrands.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus. For additional information concerning Conagra Brands, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and, if applicable, in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors contained in the applicable prospectus supplement. Investors should not interpret the disclosure of any risk factor to imply that the risk has not already materialized. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement(s) for our operations and for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $5.00 per share; 150,000 shares of Class B preferred stock, $50.00 par value; 250,000 shares of Class C preferred stock, $100.00 par value; 1,100,000 shares of Class D preferred stock, without par value; and 16,550,000 shares of Class E preferred stock, without par value.

Dividends on Capital Stock

The board of directors may declare and pay dividends on our common stock out of funds legally available for that purpose, subject to the rights of holders of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share for all matters submitted to stockholders for a vote at every meeting of the stockholders. Our Amended and Restated Bylaws (the “Bylaws”) provide that, except as required by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Bylaws, or the rules or regulations of any stock exchange applicable to Conagra Brands, or as otherwise provided by law or pursuant to any regulation applicable to Conagra Brands or our securities, all matters will be decided by the vote of the majority of the votes cast. Each director is to be elected by the vote of the majority of the votes cast with respect to that director’s election; provided, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then each director shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Upon liquidation, the holders of our common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

The shares of our common stock offered under this prospectus will be fully paid and non-assessable. Our common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to the common stock. Holders of our common stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of Conagra Brands.

Preferred Stock

We may issue preferred stock in series with rights and preferences as authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock offered under this prospectus. Each prospectus supplement will describe, as to the preferred stock to which it relates:

●	the title of the series;
●	the voting rights of the holders of the preferred stock;
●	the dividends, if any, which will be payable with regard to the series;
●	the terms, if any, on which the series may or will be redeemed;
●	the preference, if any, to which holders of the series will be entitled upon our liquidation;
●	the right, if any, of holders of the series to convert them into another class of our stock or securities; and
●	any other material terms of the series.

Provisions of Our Amended and Restated Certificate of Incorporation and Delaware Law That May Have an Anti-Takeover Effect

Article XII of our Certificate of Incorporation prescribes relevant factors, including social and economic effects on employees, customers, suppliers and other constituents of Conagra Brands, to be considered by the board of directors when reviewing any proposal by another corporation to acquire or combine with Conagra Brands.

Article XIV of our Certificate of Incorporation provides in general that any direct or indirect purchase by Conagra Brands or any subsidiary of Conagra Brands of any of its voting stock, as defined in Article XIV, or rights to acquire voting stock, known to be beneficially owned by any person or group that holds more than 3% of a class of its voting stock, referred to in this paragraph as an “interested stockholder,” and that has owned the securities being purchased for less than two years, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the voting stock, excluding voting stock held by an interested stockholder. Article XIV is intended to prevent “greenmail,” which is a term used to describe the accumulation of a block of a corporation’s stock by a speculator and the subsequent attempt by the speculator to coerce the corporation into repurchasing its shares, typically at a substantial premium over the market price.

We are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an interested stockholder, unless:

●	prior to the time that the person became an interested stockholder the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

The provisions of our Certificate of Incorporation and Delaware law described in this section may be deemed to have anti-takeover effects. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Conagra Brands. These provisions may also make more difficult an attempt by a stockholder or other entity to remove management.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture, dated as of August 12, 2021, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as it may be amended and supplemented from time to time. The indenture is, and any supplemental indentures thereto will be, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the indenture, see “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we”, “us”, “our”, “Conagra”, “Conagra Brands”, the “Company” or other similar terms in this section, we mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our senior, direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title of the debt securities;
●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
●	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the indenture;
●	the date or dates on which the principal of the debt securities is payable;
●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;
●	the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or purchased pursuant to such obligation;
●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
●	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
●	the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);
●	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
●	the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;
●	whether the debt securities may be exchangeable for and/or convertible into shares of our common stock or any other security;
●	any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;
●	any addition to or change in the events of default and acceleration provisions described under “—Events of Default” below and in the indenture with respect to the debt securities;
●	any addition to or change in the covenants described in this “Description of Debt Securities” or in the indenture with respect to the debt securities;
●	any other terms of the debt securities (which may modify or delete any provision of the indenture insofar as it applies to such debt securities); and
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption and ending at the close of business on the day such notice is sent; or
●	register the transfer of or exchange any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;
●	be deposited with the trustee as custodian for the depositary or its nominee; and
●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;
●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or
●	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;
●	will not be entitled to physical delivery of certificated debt securities; and
●	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of us and our subsidiaries, taken as a whole, in one or more related transactions, to any person, unless:

●	either (i) the transaction is a merger or consolidation and we are the surviving entity or (ii) the successor or transferee is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and the successor or transferee expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture;
●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and
●	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of any such transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture, and (except in the case of a lease) when such successor or transferee expressly assumes all of our obligations under the debt securities and the indenture, we will be relieved from all such obligations.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;
●	default in payment when due of the principal of, or premium on, any debt security of that series;
●	default in the performance or breach of any other covenant or warranty by us in the indenture or in any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the indenture or a board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;
●	certain events of bankruptcy, insolvency or reorganization of our Company; and
●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our Company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on all debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders) and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our Company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences (i) if the rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all existing events of default with respect to that series (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture and (iii) if the Company has paid or deposited with the trustee a sum sufficient to pay (a) any overdue interest on the debt securities of that series, (b) the principal amount of the debt securities of that series (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the debt securities of that series.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against the losses, liabilities or expenses that might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;
●	the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series make a written request to the trustee to pursue the remedy;
●	such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;
●	the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and
●	during such 60-day period the holders of a majority in aggregate principal amount of outstanding debt securities of such series do not give the trustee a direction inconsistent with the request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to bring suit for the enforcement of any such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to deliver to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment of principal of, premium, if any, or interest on, any debt securities of that series) with respect to debt securities of that series if and so long as a committee of certain officers of the trustee in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or supplement the indenture without the consent of any holder of debt securities of the series affected by the amendments or supplements in order to:

●	cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein, or to conform the provisions of the indenture to this “Description of Debt Securities” or a description of the debt securities contained in the applicable prospectus supplement, as evidenced by an officer’s certificate;
●	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	provide for the assumption of our obligations by a successor, in the case of a merger or consolidation, or transferee, in the case of a sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, and our discharge upon such assumption, as applicable, provided that the requirements described under “Consolidation, Merger and Sale of Assets” are complied with;
●	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights under the indenture of any holder in any material respect;
●	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;
●	provide for the issuance of and establish the form and terms and conditions of additional debt securities as permitted by the indenture;
●	add guarantees with respect to the debt securities or to provide security for the debt securities; or
●	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as would be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

●	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;
●	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;
●	waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;
●	make the principal of or premium, if any or interest on any debt security payable in currency other than that stated in the debt securities;
●	change any place of payment where the debt securities or interest thereon is payable;

●	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of or premium, interest, if any, on the debt securities and to institute suit for the enforcement of any such payments;
●	make any change in the amendment and waiver provisions listed above; or
●	reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series by notice to the trustee may, on behalf of the holders of all the debt securities of such series, waive any existing default or event of default under the indenture with respect to such debt securities and its consequences, except (i) a continuing default or event of default with respect to such series in the payment of premium or interest on, or the principal of, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee (or another entity or agent appointed by it for such purpose), in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

●	through underwriters or dealers;
●	directly to purchasers;
●	in a rights offering;
●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;
●	through agents; or
●	through a combination of any of these methods.

The prospectus supplement will include the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price or initial public offering price of the securities;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	any commissions paid to agents; and
●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Mayer Brown LLP.

EXPERTS

The consolidated financial statements of Conagra Brands, Inc. as of May 26, 2024 and May 28, 2023, and for each of the fiscal years in the three-year period ended May 26, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of May 26, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are being paid by us.

Item		Amount
SEC registration fee		*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accountant’s fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	Expenses are presently not known and cannot be estimated.

Item 15.Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation with respect to such claim, issue or matter. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Pursuant to Article V of the Certificate of Incorporation, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (1) any breach of a director’s duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Bylaws limit the indemnification provided to a Company officer or director in connection with actions, suits, or proceedings commenced by the Company officer or director to instances where the commencement of the proceeding (or part thereof) was authorized by the Board of Directors of the Company.

The Company also maintains a director and officer insurance policy which insures the officers and directors of the Company and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 16.Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of Conagra Brands, Inc., incorporated by reference to Exhibit 3.1 of Conagra Brands’ Current Report on Form 8-K filed on September 23, 2022

4.2	Amended and Restated Bylaws of Conagra Brands, Inc., incorporated by reference to Exhibit 3.1 of Conagra Brands’ Current Report on Form 8-K filed on May 21, 2024

4.3

Indenture, dated as of August 12, 2021, between Conagra Brands, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee, incorporated by reference to Exhibit 4.1 to Conagra Brands’ Current Report on Form 8-K filed on August 12, 2021

4.4*	Form of Debt Securities

4.5*	Form of Preferred Stock Certificate of Designation

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on signature page to this registration statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Indenture

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 11, 2024.

CONAGRA BRANDS, INC.

By:	/s/ Carey L. Bartell
	Name:	Carey L. Bartell
	Title:	Executive Vice President, General Counsel and Corporate Secretary

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant does hereby constitute and appoint each of Sean M. Connolly, David S. Marberger, Carey Bartell and William E. Johnson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to this registration statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by this registration statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of July 11, 2024.

Signature	Title

/s/ Sean M. Connolly Sean M. Connolly	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ David S. Marberger David S. Marberger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William E. Johnson William E. Johnson	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Anil Arora Anil Arora	Director

/s/ Thomas K. Brown Thomas K. Brown	Director

/s/ Emanuel Chirico Emanuel Chirico	Director

/s/ George Dowdie George Dowdie	Director

/s/ Francisco Fraga Francisco Fraga	Director

Signature	Title

/s/ Fran Horowitz Fran Horowitz	Director

/s/ Richard H. Lenny Richard H. Lenny	Director

/s/ Melissa Lora Melissa Lora	Director

/s/ Ruth Ann Marshall Ruth Ann Marshall	Director

/s/ Denise A. Paulonis Denise A. Paulonis	Director